                                                                    EXHIBIT 23.7

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 25, 1998, relating to the consolidated financial statements of Security First Bank and subsidiary for the year ended December 31, 1997 and for each of the two years in the period ended, and to the reference to our Firm under the caption "EXPERTS" in the Registration Statement.


Arthur Andersen LLP


Orange County, California
October 29, 1999